Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ruby Tuesday, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-162394, 002-97170, 033-32697, 333-03165, 033-20585, 333-39321, 333-03157, 002-97170, 033-13593, 033-70490, 333-03153, 033-46218, 033-46220, 033-56452, 333-03155, 333-77965, 333-88879, 333-39231, 333-100738 and 333-122124) on Form S-8 and (No. 033-57159) on Form S-3 of Ruby Tuesday, Inc. of our reports dated August 6, 2012, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. as of June 5, 2012 and May 31, 2011, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended June 5, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 5, 2012, which reports appear in the June 5, 2012 annual report on Form 10-K of Ruby Tuesday, Inc.

/s/ KPMG LLP
Louisville, Kentucky
August 6, 2012